UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

micromobility.com Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39136	84-3015108
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Broome Street, New York, NY 10013
(Address of Principal Executive Offices, and Zip Code)
(917) 675-7157
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On December 31, 2024, we entered into a Stock Purchase Agreement (the “Agreement”) among us, Helbiz Holdings, Inc. (our wholly-owned subsidiary) and Palella Holdings LLC (“Palella Holdings”), an entity controlled by our majority shareholder and former Chief Executive Officer Salvatore Palella. Pursuant to the Agreement, we agreed to transfer the and sale of (i) all of the issued and outstanding shares of our subsidiaries Helbiz Europe Limited and Micromobility.com Italia S.r.l. and (ii) all rights, title and interest in all Helbiz brands currently owned by MCOM including, but not limited to: (i) the Helbiz platforms, (ii) all intellectual property owned by MCOM including patents and trademarks related to Helbiz and (iii) any trade secrets and related data, as well as any internally produced material by us (including its subsidiaries) in exchange for a sales price of $100,000. Prior to the closing of the transaction contemplated by the Agreement, we must transfer the full ownership of Helbiz DOO so that it is a wholly- and directly-owned subsidiary of Micromobility.com Inc. and we must receive the approval of the Supreme Court of the State of New York for the County of New York in the action captioned Bernheim Investment Fund SICAV v. micromobility.com Inc., Index No. 158212/2024 (or another court of competent jurisdiction), or waiver by Bernheim Investment Fund SICAV and Copernicus Holding SA.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated December 31, 2024, among micromobility.com Inc., Helbiz Holdings, Inc. and Palella Holdings LLC
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2025

micromobility.com Inc.

By:	/s/ Gian Luca Spriano
Name: Title:	Gian Luca Spriano Chief Executive Officer